UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

GXS Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-167650	35-2181508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Washingtonian Boulevard, Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

301-340-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On April 1, 2011, GXS Worldwide, Inc. (the “Company”)  issued a press release in which the Company announced that it will host a conference call to discuss the company’s fourth quarter and full year 2010 financial results with the investment community.  The call will be held on Tuesday, April 5, 2011, at 1:00 p.m. Eastern Time.

In the conference call to be held April 5, 2011 the Company expects to discuss certain financial-related guidance for 2011, including but not limited to projected Adjusted EBITDA.  Below is a presentation of this financial-related guidance with Adjusted EBITDA reconciled to the most directly comparable GAAP financial measure:

Full Year 2011:

Full Year 2011 Financial Guidance
($ millions)
MCV (1)	$ 155.0	to	$ 165.0
Revenue	$ 465.0	to	$ 475.0
Adjusted EBITDA	$ 150.0	to	$ 160.0
Capital Expenditures	$ 38.0	to	$ 41.0

Full Year 2011 Financial Guidance - Reconciliation to GAAP
($ millions)
Adjusted EBITDA	$ 150.00	to	$ 160.00
Income tax expense		($ 3.00)
Interest expense, net		($ 83.77)
Depreciation and amortization	($ 56.80)	to	($ 56.20)
Stock compensation expense		($ 0.16)
Restructuring charges	($ 6.00)	to	($ 4.00)
Integration costs (2)		($ 0.31)
Deferred income adjustment (3)		($ 1.30)
Management fees		($ 4.00)
Total adjustments	($ 155.34)	to	($ 152.74)
Net income	($ 5.34)	to	$ 7.26

First Quarter 2011:

1Q 2011 Preliminary Estimates
($ millions)
Revenue	$ 112.0	to	$ 113.0
Adjusted EBITDA	$ 32.0	to	$ 33.0

1Q 2011 Preliminary Estimates - Reconciliation to GAAP
($ millions)
Adjusted EBITDA	$ 32.00	to	$ 33.00
Income tax expense		($ 0.75)
Interest expense, net		($ 20.96)
Depreciation and amortization	($ 14.20)	to	($ 14.05)
Stock compensation expense		($ 0.04)
Restructuring charges	($ 2.00)	to	($ 1.00)
Integration costs (2)		($ 0.08)
Deferred income adjustment (3)		($ 0.90)
Management fees		($ 1.00)
Total adjustments	($ 39.93)	to	($ 38.78)
Net income	($ 7.93)	to	($ 5.78)

Second Quarter 2011:

2Q 2011 Financial Guidance
($ millions)
Revenue	$ 116.0	to	$ 119.0
Adjusted EBITDA	$ 36.0	to	$ 38.0

2Q 2011 Financial Guidance - Reconciliation to GAAP
($ millions)
Adjusted EBITDA	$ 36.00	to	$ 38.00
Income tax expense		($ 0.75)
Interest expense, net		($ 20.92)
Depreciation and amortization	($ 14.20)	to	($ 14.05)
Stock compensation expense		($ 0.04)
Restructuring charges	($ 2.00)	to	($ 1.00)
Integration costs (2)		($ 0.08)
Deferred income adjustment (3)		($ 0.40)
Management fees		($ 1.00)
Total adjustments	($ 39.39)	to	($ 38.24)
Net income	($ 3.39)	to	($ 0.24)

(1)	MCV is the minimum incremental committed revenue value of contracts signed in the period.

(2)	Integration costs represent specific incremental operating expenses associated with the integration of the Inovis business.

(3)
Purchase accounting requires that deferred income of an acquired business  be written-down to fair value at the date of purchase. In the twelve months following the Merger (as defined in our 2010 Form 10-K filed March 31, 2011), revenue, operating income and net income will be impacted by this adjustment.

Item 2.02      Results of Operations and Financial Condition.

In the press release described further above, the Company also released a presentation of Adjusted EBITDA, a non-GAAP financial measurement, for the fourth quarter and full year 2010, as adjusted for the impact of deferred income associated with the Merger.

A copy of the press release dated April 1, 2011 is included herewith as Exhibit 99.1.

As set forth under the First Quarter 2011 heading above under Item 8.01, the Company announced certain preliminary estimates for the quarter ended March 31, 2011.  The preliminary financial data for the quarter ended March 31, 2011 included in this Current Report has been prepared by, and is the responsibility of, management. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data. Actual results could differ materially as we finalize such results.

This Current Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and reflect the Company management’s judgment and beliefs as of the date of this Current Report. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the Company's public filings with the Commission. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, as a measure of operating performance, or cash flows from operating, investing and financing activities, as a measure of liquidity.  Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

The foregoing information is being furnished under Items 2.02 and 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated April 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

April 5, 2011	By:	/s/ Gregg Clevenger
	Name:	Gregg Clevenger
	Title:	Executive Vice President and Chief Financial Officer